Exhibit 4.1

COMMON STOCK	COMMON STOCK
$0.01 PAR VALUE	SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP

FIRST CONNECTICUT BANCORP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

SPECIMEN

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF
FIRST CONNECTICUT BANCORP, INC.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.  The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IN WITNESS WHEREOF, First Connecticut Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:                                                                                        [SEAL]

President and	Treasurer and
Chief Executive Officer	Chief Financial Officer

FIRST CONNECTICUT BANCORP, INC.

The shares represented by this certificate are subject to a limitation contained in the Corporation’s Certificate of Incorporation, as amended, to the effect that for a period of seven (7) years from the date the Corporation becomes the owner of one hundred percent (100%) of the capital stock of Farmington Bank, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of ten percent (10%) or more of any class of any equity security of the Corporation without the prior written approval of the Connecticut Banking Commissioner.  In the event shares are acquired in violation of the above limitation, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered “excess shares” and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this certificate may not be cumulatively voted on any matter.  The affirmative vote of at least two-thirds (2/3) of the voting stock of the Corporation is required to approve certain business combinations and other transactions.  The affirmative vote of not less than eighty percent (80%) of the voting stock of the Corporation is required to amend certain sections of the Certificate of Incorporation of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFTS MIN ACT - ________ custodian _______
(Cust) (Minor)

TEN ENT – as tenants by the entireties	under Uniform Gifts to Minors Act

JT TEN – as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, _________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFICATION NUMBER OF ASSIGNEE

________________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

__________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUSTCORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15